As filed with the Securities and Exchange Commission on November 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-0890210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CHEVRON CORPORATION

6001 Bollinger Canyon Road,

San Ramon, CA 94583

(925) 842-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lydia I. Beebe, Corporate Secretary

Chevron Corporation

6001 Bollinger Canyon Road,

San Ramon, CA 94583

(925) 842-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Terry M. Kee, Esq. Blair W. White, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor, San Francisco, California 94111	Janet L. Fisher, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza, New York, New York 10006-1470

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt securities

(1)	An indeterminate aggregate initial offering price of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee except for $105,800 of unused filing fee in respect of unsold debt securities registered pursuant to a Registration Statement on Form S-3 (No. 333-165122), initially filed March 1, 2010 by Chevron Corporation and one of its wholly owned subsidiaries, which fees have already been paid and may be offset pursuant to Rule 457(p) against the filing fee payable in respect of this registration statement.

PROSPECTUS

Chevron Corporation

DEBT SECURITIES

Chevron Corporation (“Chevron”) may offer debt securities from time to time. Market conditions at the time of sale will determine the terms of any debt securities offered.

Chevron may issue debt securities in one or more series with the same or various maturities, at par, at a premium or with an original issue discount. The debt securities may be offered through underwriters or agents, or directly to investors or dealers. At the issuer’s option and as described in the relevant prospectus supplement, the debt securities may be denominated in U.S. dollars or in any other currency.

This prospectus describes generally the terms of the debt securities. A supplement or supplements to this prospectus will describe the specific terms of each issuance of debt securities. If any offering involves underwriters, dealers or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Investing in the debt securities of Chevron involves risks. See the section entitled “Risk Factors” in any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2012

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that Chevron has filed with the United States Securities and Exchange Commission, which we refer to herein as the Commission. By using a shelf registration statement, Chevron may sell debt securities in one or more offerings. This prospectus only provides a general description of the debt securities that may be offered. Each time Chevron sells debt securities under the shelf registration, a supplement to this prospectus containing specific information about the terms of the debt securities will be provided. Any prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any debt securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information Incorporated by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

Chevron files annual, quarterly and current reports, proxy statements and other information with the Commission. Chevron’s filings are available to the public over the Internet at its web site (www.chevron.com) or at the Commission’s website (www.sec.gov). Copies of all such reports, proxy statements and other documents are also available at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s public reference room by calling the Commission at 1-800-SEC-0330. Chevron is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested to do so.

Chevron has filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933, as amended, relating to the debt securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows Chevron to “incorporate by reference” into this prospectus the information in documents that Chevron files with it. This means that Chevron can disclose important information to you by referring you to other documents which it has filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information that Chevron files with the Commission after the date hereof will automatically update and may supersede this information. Chevron incorporates by reference the documents listed below and any future filings which Chevron makes with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering of debt securities by this prospectus.

•	Chevron’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	Chevron’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012; June 30, 2012; and September 30, 2012;

•	Chevron’s Current Reports on Form 8-K filed with the Commission on January 27, 2012 (reporting under Item 5.02); March 29, 2012; June 4, 2012; and October 3, 2012.

Upon written or oral request, Chevron will provide, without charge, to each person to whom a copy of this prospectus has been delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Requests for copies should be directed to:

Chevron Corporation

6001 Bollinger Canyon Rd., Building A

San Ramon, California 94583

Attention: Corporation Treasury (Corporate Finance Division)

Telephone: (925) 842-8049

CHEVRON CORPORATION

Chevron Corporation, a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations, power generation and energy services. Upstream operations consist primarily of exploring for, developing and producing crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids project. Downstream operations consist primarily of refining of crude oil into petroleum products; marketing of crude oil and refined products; transporting of crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives.

Chevron’s executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583 (telephone: (925) 842-1000).

USE OF PROCEEDS

Except as any accompanying prospectus supplement may state, the net proceeds from the sale of debt securities are expected to be used for general corporate purposes, including refinancing a portion of the existing commercial paper borrowings or long-term or short-term debt of Chevron or its subsidiaries, or financing capital programs.

CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION

FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus and any accompanying prospectus supplement contain, or incorporate by reference, forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond Chevron’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude-oil and natural-gas prices; changing refining, marketing and chemical margins; actions of competitors or regulators; timing of exploration expenses; timing of crude-oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of equity affiliates; the inability or failure of Chevron’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude-oil and natural-gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of Chevron’s net production or manufacturing facilities or delivery/transportation networks due to war, accidents, political events, civil unrest, severe weather or crude-oil production quotas that might be imposed by the Organization of Petroleum Exporting Countries; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental statutes, regulations and litigation; the potential liability resulting from other pending or future litigation; Chevron’s future acquisition or disposition of assets and gains and losses from asset dispositions or impairments; government-mandated sales, divestitures, recapitalizations, industry-specific taxes, changes in fiscal terms or restrictions on scope of Chevron’s operations; foreign currency movements compared with the U.S. dollar; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth in the section titled “Risk Factors” in any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. In addition, such statements could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed in this prospectus or in any accompanying prospectus supplement or any documents incorporated by reference in this prospectus or in any accompanying prospectus supplement could also have material adverse effects on actual results.

DESCRIPTION OF THE SECURITIES

The following is a general description of the debt securities that may be offered by this prospectus. This summary is not meant to be a complete description of the debt securities. The accompanying prospectus supplement will contain the material terms and conditions of the debt securities offered by such prospectus supplement.

Each series of debt securities will be issued under the Indenture, dated as of June 15, 1995 between Chevron and Wells Fargo Bank, National Association (as successor to The Bank of New York, as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as successor to Chemical Bank), as trustee.

The indenture provides for the issuance of debt securities without limitation as to aggregate principal amount. See “Description of the Indenture,” below.

For each series of debt securities, the following terms will be described in the prospectus supplement applicable to that series:

•	the designation of the series of debt securities;

•	the aggregate principal amount of the series of debt securities;

•	the stated maturity or maturities for payment of principal of the series of debt securities;

•	any sinking fund or analogous provisions;

•	the rate or rates at which the series of debt securities bears interest, the method of calculating the interest rate or rates and the interest payment dates for the series;

•	the currencies in which principal of and interest and any premium on the series of debt securities will be payable, if other than U.S. dollars;

•	the redemption date or dates, if any, and the redemption price or prices and other applicable redemption provisions for the series of debt securities;

•	whether the series will be issued as one or more global securities, and if so, the depository for the debt securities;

•	if not issued as global securities, the denominations in which the debt securities of the series will be issuable, if other than denominations of $2,000 and integral multiples of $1,000;

•	the date from which interest on the series of debt securities will accrue;

•	the basis upon which interest on the series of debt securities will be computed, if other than a 360-day year of twelve 30-day months;

•

if other than the principal amount of the series of debt securities, the portion of the principal amount of the series of debt securities that will be payable upon any declaration of acceleration of the maturity of the series of debt securities pursuant to the indenture;

•	if other than the trustee under the indenture, the person or persons who shall be registrar for the series of debt securities;

•	any additional events of default or additional covenants for the series of debt securities;

•	the terms and conditions, if any, upon which any series of debt securities may or shall be converted into other instruments or other forms of property; and

•	any other term or provision relating to the series of debt securities which is not inconsistent with the provisions of the indenture.

DESCRIPTION OF THE INDENTURE

The following description of the indenture is only a summary. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the indenture in its entirety.

General

Chevron may issue debt securities from time to time under the Indenture dated as of June 15, 1995 between Chevron and Wells Fargo Bank, National Association (as successor to The Bank of New York, as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as successor to Chemical Bank), as trustee, and which is referred to in this prospectus as the indenture.

The following terms apply to debt securities issued under the indenture.

Covenants of Chevron

Capitalized terms used in the following description are defined terms. The definitions of these terms are located under “—Definitions applicable to covenants.”

Corporate existence

In the indenture, Chevron agrees that, so long as debt securities are outstanding under the indenture, Chevron will maintain its corporate existence, will not sell substantially all of its assets, dissolve, or consolidate or merge with any corporation or permit one or more other corporations to consolidate with or merge into it, unless the purchaser of the assets or the surviving company in any merger or consolidation:

•	is incorporated and existing under the laws of one of the states of the United States of America;

•	assumes Chevron’s obligations under the indenture and the debt securities issued under the indenture; and

•	is not, after the sale, merger or consolidation, in default under any provision of the indenture.

Debt securities to be secured in certain events

In the indenture, Chevron agrees that prior to consummating any consolidation or merger that would subject any Principal Property to any mortgage, security interest, pledge, lien or other encumbrance, it will secure all debt securities outstanding under the indenture equally and ratably with the debt or other obligation secured by the encumbrance resulting from the consolidation or merger. Chevron may also secure, together with the debt securities issued under the indenture, any of its other indebtedness or any indebtedness it guarantees that ranks equally with debt securities issued under the indenture. This covenant does not apply to debts or obligations that Chevron or any Restricted Subsidiary could have incurred without securing debt securities issued under the indenture pursuant to the covenant “Limitation on liens,” described in this prospectus.

Limitations on liens

In the indenture, Chevron agrees that it will not, and it will not permit any Restricted Subsidiary to, issue, assume or guarantee any debt secured by a mortgage, pledge or lien on any Property, without effectively providing that the debt securities outstanding under the indenture shall be equally and ratably secured. Chevron may also secure, together with the debt securities issued under the indenture, any of its other indebtedness or any indebtedness it guarantees that ranks equally with debt securities issued under the indenture. This covenant does not apply to debt secured by:

•	liens on Property of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

•	liens on Property existing at the time Chevron acquired the Property;

•	liens on Property that secure the payment of all or any part of the purchase price of the Property;

•

liens on Property that secure a debt incurred prior to, at the time of or within two years after the acquisition of the Property for the purpose of financing all or any part of the purchase price of the Property;

•	liens on Property to secure a debt incurred to fund all or any part of the cost of exploration, drilling or development of the Property or the cost of improvements to the Property;

•	liens that secure debt owing by a Restricted Subsidiary to Chevron or any Subsidiary;

•	liens on personal property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing in less than one year;

•	liens on Property to secure debt incurred in connection with any financing done in accordance with the provisions of Section 103 of the Internal Revenue Code of 1986, as amended; or

•

any extension, renewal or replacement, in whole or in part, of any lien referred to in the above list or any debt secured by a lien referred to in the above list, provided that such extension, renewal or replacement mortgage shall be limited to all or any part of the same Property that secured the lien extended, renewed or replaced (plus improvements on such Property).

For purposes of this covenant, the following types of transactions are deemed not to create debt secured by a lien:

•

the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from the sale or transfer a specified amount of money, however determined, or a specified amount of the minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a “production payment”; and

•

the mortgage or pledge of any property of Chevron or any Subsidiary in favor of the United States, or any state, or any department, agency or instrumentality of either, to secure partial, progress, advance or other payments to Chevron or any Subsidiary pursuant to the provisions of any contract or statute.

Notwithstanding the restrictions contained in this covenant, Chevron may, and may permit any Restricted Subsidiary to, issue, assume or guarantee debt without equally and ratably securing the debt securities issued under the indenture, provided that the aggregate amount of that debt and Attributable Debt with respect to sale and leaseback arrangements of Chevron and any Restricted Subsidiary does not exceed ten percent of Chevron’s Consolidated Adjusted Tangible Assets prior to the time such debt was issued, assumed or guaranteed.

Limitation on sale and leaseback

In the indenture, Chevron agrees that it will not, and it will not permit any Restricted Subsidiary to, enter into any sale and leaseback arrangement unless either:

•

Chevron or any Restricted Subsidiary could create debt secured by a mortgage pursuant to the covenant “Limitation on liens” on the property to be leased without equally and ratably securing the debt securities issued under the indenture; or

•

within one year before or after the sale or transfer, Chevron has applied or applies an amount equal to the greater of (a) the net proceeds of the sale of the leased property or (b) the fair value of the leased property at the time of the sale and leaseback transaction to:

•	the voluntary retirement of debt of Chevron or a Restricted Subsidiary or debt of a Subsidiary guaranteed by Chevron that matures more than one year after being incurred; or

•	the acquisition, development or improvement of a Principal Property.

This covenant does not apply to temporary leases for a term of not more than three years or sale or transfer and leaseback transactions involving the acquisition or improvement of Principal Properties, provided that within one year before or after the sale or transfer, Chevron has applied or applies the consideration received at the time of sale or transfer by Chevron or a Restricted Subsidiary in an amount equal to the greater of (a) the net proceeds of the sale of the leased property or (b) the fair value of the leased property at the time of the transaction to:

•	the voluntary retirement of debt of Chevron or a Restricted Subsidiary or debt of a Subsidiary guaranteed by Chevron that matures more than one year after being incurred; or

•	the acquisition, development or improvement of a Principal Property.

Definitions applicable to covenants

Terms used in this description of Chevron’s covenants under the indenture have the following meanings:

“Attributable Debt” for a sale-leaseback transaction means the lesser of

•	the fair value of the property subject to the transaction (as determined by Chevron’s Board of Directors); or

•	the present value of rent for the remaining term of the lease.

“Consolidated Adjusted Tangible Assets” means the consolidated total assets of Chevron and its subsidiaries as reflected in Chevron’s most recent consolidated balance sheet prepared in accordance with Chevron’s accounting policies and generally accepted accounting principles, less

•	goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other deferred charges;

•	total current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases; and

•

deferred credits and other noncurrent obligations, including minority interests (which are referred to in Chevron’s financial statements as “noncontrolling interests”) in consolidated subsidiaries and reserves—employee annuity plans and other reserves which may hereafter be defined in Chevron’s accounting policies.

“Principal Property” means any oil or gas producing property located in the United States of America, onshore or offshore, or any refinery or manufacturing plant located in the United States of America, in each case now owned or hereafter acquired by Chevron or a Restricted Subsidiary, except any oil or gas producing property, refinery or plant that in the opinion of the Board of Directors of Chevron is not of material importance to the total business conducted by Chevron and its consolidated Subsidiaries.

“Property” means Principal Properties or any shares of stock of or indebtedness of Chevron or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of Chevron that has substantially all of its assets located in the United States of America and owns a Principal Property, and in which Chevron’s direct or indirect capital investment, together with the outstanding balance of

•	any loans or advances made to such Subsidiary by Chevron or any other Subsidiary and

•	any debt of such Subsidiary guaranteed by Chevron or any other Subsidiary,

exceeds $100 million.

“Subsidiary” means any corporation at least a majority of the outstanding securities of which having ordinary voting power (other than securities having such power only by reason of the happening of a contingency) is owned by Chevron or by one or more Subsidiaries or by Chevron and one or more Subsidiaries.

Any additional covenants

Any additional covenants with respect to any particular series of debt securities issued under the indenture will be described in the relevant prospectus supplement. The indenture does not contain any covenants specifically designed to protect securityholders against a reduction in the creditworthiness of Chevron in the event of a highly leveraged transaction. The indenture does not limit the amount of additional indebtedness that Chevron, or any of its subsidiaries, may incur.

Events of Default

The indenture defines an event of default with respect to any particular series of debt securities as any one of the following events:

•	default for 30 days in any payment of interest on any security of that series issued under the indenture;

•	default in the payment of the principal of or any premium on any security of that series issued under the indenture;

•	default in the satisfaction of any sinking fund payment obligation relating to that series of debt securities issued under the indenture;

•

failure to observe or perform in any material respect any agreement or covenant contained in the debt securities of that series, in the indenture or in any supplemental indenture for the benefit of the holders of that series of debt securities, for 90 days after receiving notice of the failure; or

•	particular events of bankruptcy, insolvency or similar reorganization of Chevron.

An event of default with respect to one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities. If an event of default with respect to the debt securities of any one or more series occurs and is continuing, the trustee or the holders of not less than 25 percent in principal amount of the debt securities of each such series may declare the principal amount of all of the debt securities of that series, together with any accrued interest, to be immediately due and payable. In the case of any original issue discount debt securities, the terms of those debt securities will specify what portion of the principal amount the holders may declare due and payable upon a continuing event of default. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration.

If an event of default occurs and is continuing, the trustee under the indenture may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or any premium or interest on the debt securities of the series to which the default relates or to enforce the performance of any provision of that series of debt securities or the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past event of default with respect to that series and its consequences, except a continuing default:

•	in the payment of the principal of or any premium or interest on such debt securities;

•	in the satisfaction of any sinking fund payment obligation relating to such series of debt securities; or

•

in respect of a covenant or provision of the indenture under which the series of debt securities was issued which cannot be modified or amended without the consent of the holder of each security affected by the default.

Modifications of the Indenture

Without the consent of any holder of debt securities, Chevron and the trustee may enter into a supplemental indenture to amend the indenture or the debt securities issued under that indenture for any of the following purposes, among other things:

•	to cure any ambiguity, defect or inconsistency;

•	to permit a successor to assume Chevron’s obligations under the indenture as permitted by the indenture;

•	to eliminate or change any provision of the indenture, provided the change does not adversely affect the rights of any holder of outstanding debt securities;

•	to provide for the issuance and establish the terms and conditions of debt securities of any series;

•	to add to Chevron’s covenants further covenants, restrictions or conditions for the protection of the holders of all or any particular series of debt securities; or

•	to appoint, at the request of the trustee, a successor trustee for a particular series of debt securities.

Chevron and the trustee may modify or amend the indenture and the rights and obligations of Chevron or the rights of the holders of the debt securities at any time with the consent of the holders of not less than a majority in aggregate principal amount of all series of debt securities then outstanding and affected by the proposed modification or amendment, voting as one class. However, without the consent of the holder of each affected outstanding debt security, no amendment or modification may, among other things:

•	change the fixed maturity or redemption date of any outstanding debt security;

•	reduce the rate of interest on any outstanding debt security;

•	alter the method of determining the rate of interest on any outstanding debt security;

•	extend the time of payment of interest;

•	reduce the principal amount of any outstanding debt security;

•	reduce any premium payable upon the redemption of any outstanding debt security;

•	change the coin or currency in which any outstanding debt securities or the interest thereon are payable;

•	impair the securityholders’ right to institute suit for the enforcement of payment;

•	reduce the percentage of the holders of outstanding debt securities whose consent is required for any modification or amendment of the indenture or waiver of its provisions;

•	change the time of payment or reduce the amount of any minimum sinking account or fund payment; or

•	modify any provisions of the indenture relating to the amendment of the indenture or the creation of a supplemental indenture, unless the change increases the rights of the debt securityholders.

Defeasance and Discharge

The indenture provides that Chevron may terminate and be fully discharged from its obligations with respect to any series of debt securities issued under the indenture if Chevron deposits in trust with the applicable trustee money, direct obligations of the United States of America or obligations guaranteed by the United States of America sufficient to pay principal, premium and interest, if any, on that series of debt securities to the date of its redemption or maturity. In the case of debt securities issued in a currency other than U.S. currency, Chevron may instead deposit direct obligations of or obligations guaranteed by the government that issued that currency. In order to terminate its obligations in this manner, Chevron must deliver to the trustee an opinion of counsel to the effect that the holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result.

Chevron may also terminate its obligations to comply with covenants applicable to any outstanding debt securities, including the covenants described in “—Covenants of Chevron,” if it deposits in trust with the trustee money, direct obligations of the United States or obligations guaranteed by the United States (or direct obligations of or obligations guaranteed by the government that issued the currency such securities are denominated in, as the case may be) sufficient to pay principal, premium and interest, if any, on that series of debt securities to the date of its redemption or maturity.

Governing Law

The indenture and each debt security issued under the indenture are to be deemed to be contracts made under, and are to be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee of the indenture. In certain instances, Chevron or the holders of a majority of the then-outstanding principal amount of the debt securities may remove a trustee and appoint a successor trustee. A trustee may become the owner or pledgee of any of the debt securities issued under the indenture with the same rights it would have if it were not the trustee. Each trustee and any successor trustee must be a corporation:

•	organized and doing business as a commercial bank under the laws of the United States or of any state within the United States or of the District of Columbia;

•	authorized under applicable laws to exercise corporate trust powers;

•	having a combined capital and surplus of at least $100 million; and

•	subject to examination by federal or state or District of Columbia authority.

From time to time, a trustee may also serve as trustee under other indentures relating to securities issued by Chevron or affiliated companies and may engage in commercial transactions with Chevron and affiliated companies.

PLAN OF DISTRIBUTION

Debt securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of debt securities.

If debt securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the debt securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the debt securities offered by that prospectus supplement. Prospectus supplements relating to underwritten offerings of debt securities will also describe:

•	the discounts and commissions to be allowed or paid to the underwriters;

•	all other items constituting underwriting compensation;

•	the discounts or concessions to be allowed or reallowed or paid to dealers, if any; and

•	the exchanges, if any, on which the debt securities will be listed.

Debt securities may be sold directly by Chevron through agents designated by Chevron from time to time. Any agent involved in the offer or sale of debt securities, and any commission payable by Chevron to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of debt securities will be acting on a best efforts basis for the period of its appointment.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of debt securities, the underwriters will be obligated to purchase all debt securities offered if any are purchased.

Chevron will indemnify any underwriters and agents against various civil liabilities, including liabilities under the Securities Act of 1933, as amended. Underwriters and agents may engage in transactions with or perform services for Chevron and affiliated companies in the ordinary course of business.

LEGAL MATTERS

The validity of any debt securities offered by this prospectus will be passed upon by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Chevron Corporation for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

All amounts reflected in the table below are estimated except the SEC registration fee.

SEC Registration Fee (1)	$—
Trustee Fees and Expenses (2)	15,000
Rating Agency Fees (2)	20,000
Printing Fees (2)	10,000
Legal Fees and Expenses (2)	50,000
Accounting Fees and Expenses (2)	20,000

Total	$115,000

(1)	Deferred in accordance with Rules 456(b) and 457(r).
(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement. The actual amounts of such fees and expenses will be determined from time to time. In addition, as the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, in which Chevron is incorporated, permits the indemnification of any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the corporation, or serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article VIII of Chevron’s Restated Certificate of Incorporation (the “Chevron Certificate”) provides for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, to the fullest extent permitted by law.

As permitted by Section 102 of General Corporation Law of the State of Delaware, the Chevron Certificate eliminates the liability of a Chevron director for monetary damages to Chevron and its stockholders for any breach of the director’s fiduciary duty, except for liability under Section 174 of General Corporation Law of the State of Delaware or liability for any breach of the director’s duty of loyalty to Chevron or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

The directors and officers of Chevron are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers of Chevron; Chevron is similarly insured with respect to certain payments it might be required to make to its directors or officers or directors or officers of its subsidiaries under the applicable statutes and Chevron’s by-law provisions.

Item 16. Exhibits

1.1	Chevron Corporation Underwriting Agreement Standard Provisions, filed March 8, 2007 as Exhibit 1.1 to Chevron Corporation’s Registration Statement on Form S-3 (File No. 333-141138) and incorporated herein by reference.

3.1	Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 (File No. 001-00368) and incorporated herein by reference.

3.2	By-Laws of Chevron Corporation, as amended March 28, 2012, filed as Exhibit 3.1 to Chevron Corporation’s Current Report on Form 8-K dated March 29, 2012 (File No. 001-00368) and incorporated herein by reference.

4.1	Indenture, dated as of June 15, 1995, between Chevron Corporation and Wells Fargo Bank, National Association (as successor to The Bank of New York, as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as successor to Chemical Bank), as trustee, filed June 14, 1995, as Exhibit 4.1 to Chevron Corporation’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 033-58463) and incorporated herein by reference.

4.2	Form of Security of Chevron Corporation, filed June 14, 1995, as Exhibit 4.2 to Chevron Corporation’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 033-58463) and incorporated herein by reference.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

12.1	Statement as to computation of ratio of earnings to fixed charges filed November 6, 2012, as Exhibit 12.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (File No. 001-00368) and incorporated herein by reference.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 to this registration statement).

24.1*	Powers of Attorney for directors and certain officers of Chevron Corporation, authorizing, among other things, the signing of registration statements on their behalf.

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.

*	Filed in this registration statement

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Chevron pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the debt securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on November 6, 2012.

CHEVRON CORPORATION

By	/s/ PAUL V. BENNETT
Paul V. Bennett
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 6, 2012.

Principal Executive Officers (and Directors)	Directors

/S/ JOHN S. WATSON*	/s/ LINNET F. DEILY *
John S. Watson, Chairman of the Board and Chief Executive Officer	Linnet F. Deily

/S/ GEORGE L. KIRKLAND*	/s/ ROBERT E. DENHAM *
George L. Kirkland, Vice Chairman of the Board	Robert E. Denham

/s/ CHARLES T. HAGEL*
Principal Financial Officer	Charles T. Hagel

/S/ PATRICIA E. YARRINGTON*	/s/ ENRIQUE HERNANDEZ, JR.*
Patricia E. Yarrington, Vice President and Chief Financial Officer	Enrique Hernandez, Jr.

/s/ CHARLES W. MOORMAN IV*
Charles W. Moorman IV

Principal Accounting Officer

/S/ MATTHEW J. FOEHR*	/s/ KEVIN W. SHARER*
Matthew J. Foehr, Vice President and Comptroller	Kevin W. Sharer

/s/ JOHN G. STUMPF*
John G. Stumpf

/s/ RONALD D. SUGAR*
Ronald D. Sugar

/s/ CARL WARE*
Carl Ware

*By	/s/ LYDIA I. BEEBE
Lydia I. Beebe, Attorney-In-Fact